Designated Filer:  Feinberg, Larry N.
Issuer & Ticker Symbol:  Vermillion, Inc. (VRML)
Date of Event Requiring Statement:  August 25, 2017

Joint Filer Information and Signatures

Joint Filers:
Dated: August 30, 2017	ORACLE PARTNERS, LP By: ORACLE ASSOCIATES, LLC, its general partner By: /s/ Larry N. Feinberg Name: Larry N. Feinberg Title: Managing Member
Dated: August 30, 2017	ORACLE TEN FUND MASTER, LP By: ORACLE ASSOCIATES, LLC, its general partner By: /s/ Larry N. Feinberg Name: Larry N. Feinberg Title: Managing Member
Dated: August 30, 2017	ORACLE INSTITUTIONAL PARTNERS, LP By: ORACLE ASSOCIATES, LLC, its general partner By: /s/ Larry N. Feinberg Name: Larry N. Feinberg Title: Managing Member

Designated Filer:  Feinberg, Larry N.
Issuer & Ticker Symbol:  Vermillion, Inc. (VRML)
Date of Event Requiring Statement:  August 25, 2017

Dated: August 30, 2017	ORACLE ASSOCIATES LLC By: /s/ Larry N. Feinberg Name: Larry N. Feinberg Title: Managing Member
Dated: August 30, 2017	ORACLE INVESTMENT MANAGEMENT, INC. By: /s/ Larry N. Feinberg Name: Larry N. Feinberg Title: President and Director